EXHIBIT 10.25.1

AMENDMENT TO

CONVERTIBLE TERM NOTE

This Amendment to the Convertible Term Note and Amendment to the Loan Agreement (the “Amendment”) is entered into as of this 5th day of January, 2006 by and between DPAC Technologies Corp, a California corporation (“Borrower”), and Development Capital Ventures, L.P., a Small Business Investment Company, licensed by the U.S. Small Business Administration pursuant to the Small Business Investment Act of 1958, as amended (“Lender”).

RECITALS

WHEREAS, the parties entered into that certain Loan Agreement as of August 5, 2005 (the “Loan Agreement”), whereby Lender made a term loan to Borrower in the amount of $500,000 which loan is evidenced by the Convertible Term Note as of August 5, 2005 (the “Note”).

WHEREAS, the Note provides for a “Maturity Date” on which the loan is due and payable of February 3, 2006.

WHEREAS, Lender is willing to extend “Maturity Date” of the Note in exchange for the consideration set forth herein so as to allow Borrower additional time to repay the Loan or have the Loan converted pursuant to its terms.

WHEREAS, the parties desire to hereby amend the Loan Agreement and the Note to reflect the foregoing.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Extensions of Maturity Date; Extension Fees.

(a) The “Maturity Date” as that term is defined in the Note shall be amended from February 3, 2006 to be March 3, 2006. Further, by written notice (A “Further Extension Notice”) delivered to Lender at any time prior to March 3, 2006, Borrower may, so long as it is otherwise in compliance with the terms of the Loan Agreement, the Note and all related agreements and documents, further extend the Maturity Date to April 4, 2006.

(b) On or before February 3, 2006, Borrower shall pay to Lender an extension fee of One Thousand Five Hundred Dollars ($1,500). Further in the event that Borrower delivers a Further Extension Notice to Lender it shall pay to Lender at the time of delivery of the Further Extension Notice, an additional extension fee of Three Thousand Dollars ($3,000).

(c) The extension fees shall be paid in cash or via wire transfer of immediately available funds to an account designated by Lender.

(d) The date set forth in Section 3.1 of the Note, February 3, 2006, shall be amended and restated to read “the Maturity Date.”

2.	Miscellaneous.

2.1 Effect of Agreements. Except as specifically amended hereby, the Loan Agreement and the Note shall remain in full force and effect.

2.2 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment to the Convertible Term Note and Amendment to the Loan Agreement by their respective duly authorized officers as of the date first written above.

DPAC TECHNOLOGIES CORP.

By:	/s/ CREIGHTON K. EARLY
Name:	Creighton K. Early
Title:	Chief Executive Officer and President

DEVELOPMENT CAPITAL VENTURES, L.P.

By: DCC OPERATING, Inc. Its General Partner

By:	/s/ DONALD L. MURFIN
Name:	Donald L. Murfin
Title:	Executive Vice President